SUB-ITEM 77Q1(a)(4)

                               MFS SERIES TRUST X

Amendment dated November 29, 2002 to the Trust's Amended and Restated Declaration of Trust dated January 1, 2002, - Redesignating MFS International ADR Fund as MFS International Equity Fund and Redesignating MFS Global Conservative Equity Fund as MFS Global Value Fund was contained in MFS Series Trust X (File Nos. 33-1657 and 811-4492) Post-Effective Amendment No. 44 filed with the Securities and Exchange Commission via EDGAR on December 23, 2002 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference